Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS FIRST QUARTER 2017 RESULTS

HOUSTON, TX, April 26, 2017— National Oilwell Varco, Inc. (NYSE: NOV) today reported a first quarter 2017 net loss of $122 million, or $0.32 per share. Excluding other items, net loss for the quarter was $63 million, or $0.17 per share. Other items totaled $37 million, pretax, and primarily consisted of charges related to severance and facility closures.

Revenues for the first quarter of 2017 were $1.74 billion, an increase of three percent compared to the fourth quarter of 2016 and a decrease of 20 percent from the first quarter of 2016. Operating loss for the first quarter was $97 million, or 5.6 percent of sales. Excluding other items, operating loss was $70 million, or 4.0 percent of sales. Adjusted EBITDA (operating profit excluding other items before depreciation and amortization) for the first quarter was $105 million, or 6.0 percent of sales, an increase of $3 million from the fourth quarter of 2016. Cash flow from operations for the first quarter was $111 million.

“The Company posted its second consecutive quarter of rising revenues and its third consecutive quarter of rising Adjusted EBITDA,” commented Clay Williams, Chairman, President and CEO. “Our businesses that serve the improving North American land market generated solid sequential improvements in profitability and are growing quickly. This lifted NOV’s consolidated mix of land revenues to 57 percent during the first quarter of 2017.”

“We continue to drive cost reductions and efficiencies and pivot toward the products and technologies we believe will benefit disproportionately through the upcycle. In a global market that is slowly grinding higher, our improving financial results demonstrate the extraordinary effort and execution from our team.”

Rig Systems

Rig Systems generated revenues of $393 million, a decrease of eight percent from the fourth quarter of 2016 and a decrease of 58 percent from the first quarter of 2016. Operating profit was $9 million, or 2.3 percent of sales. Adjusted EBITDA was $33 million, or 8.4 percent of sales, a decrease of 42 percent sequentially and a decrease of 76 percent from the prior year.

Backlog for capital equipment orders for Rig Systems at March 31, 2017 was $2.32 billion. New orders during the quarter were $118 million, representing a book-to-bill of 41 percent when compared to the $285 million of orders shipped from backlog.

Rig Aftermarket

Rig Aftermarket generated revenues of $321 million, a decrease of five percent from the fourth quarter of 2016 and a decrease of 18 percent from the first quarter of 2016. Operating profit was $61 million, or 19.0 percent of sales. Adjusted EBITDA was $71 million, or 22.1 percent of sales, a decrease of 11 percent sequentially and a decrease of 13 percent from the prior year.

Wellbore Technologies

Wellbore Technologies generated revenues of $555 million, an increase of five percent from the fourth quarter of 2016 and a decrease of 12 percent from the first quarter of 2016. Operating loss was $57 million, or 10.3 percent of sales. Adjusted EBITDA was $38 million, or 6.8 percent of sales, an increase of 90 percent sequentially and a decrease of 12 percent from the prior year.

Completion & Production Solutions

Completion and Production Solutions generated revenues of $648 million, an increase of eight percent from the fourth quarter of 2016 and an increase of 16 percent from the first quarter of 2016. Operating profit was $8 million, or 1.2 percent of sales. Adjusted EBITDA was $77 million, or 11.9 percent of sales, an increase of 12 percent sequentially and an increase of 60 percent from the prior year.

Backlog for capital equipment orders for Completion & Production Solutions at March 31, 2017 was $751 million. New orders during the quarter were $323 million, representing a book-to-bill of 90 percent when compared to the $359 million of orders shipped from backlog.

Significant Events and Achievements

NOV recently introduced the highest strength coiled tubing string commercially available today, the QT-1400™. QT-1400 coiled tubing has a specified minimum yield strength of 140,000 psi and greater resistance to low-cycle fatigue cracking at high pressure. The new coiled tubing improves customers’ operational efficiencies in completing and refracturing long laterals onshore and offshore with a 54% further reach capability, 28% stronger internal yield pressure, and 23% higher yield load capability, as compared to QT-1100™ with a 2-in. OD.

NOV introduced two real-time condition-based monitoring (CBM) systems for intervention and stimulation equipment. The CTES™ CBM system maximizes uptime and reduces maintenance costs associated with personnel and inventory requirements through early identification of potential failures. This is accomplished by monitoring pump performance, filters, and engine health in addition to hydraulic systems, lubrication systems, and specific bearings on rotating machinery. The Texas Oil Tools™ Stack Monitor increases customer confidence of coiled tubing blowout preventer (BOP) performance by providing real-time data of the entire stack. Mounted in the control cabin, the Stack Monitor allows the customer to determine if the BOP rams are fully opened or closed from a safe distance from the operation.

NOV booked another 75,000 HHP hydraulic fracturing equipment order during the first quarter, bringing the Company’s total to 150,000 HHP for 2017. The most recent order includes 30 frac units, two blenders, one chemical unit, one hydration unit, and a data van.

NOV booked orders for 30 high-spec well servicing rigs for the US market. These rigs incorporate purpose-built components that optimize the rigs’ ability to be utilized in a variety of applications, including extended lateral completions.

NOV booked orders for 16 NOVOS™ rig operating systems, a key element of the Company’s automation initiative. NOVOS automates drilling activities and incorporates the ability to utilize applications and algorithms which leverage real-time drilling data to optimize drilling performance.

NOV introduced its new Vector™ Series 50 motor, a short bit-to-bend downhole drilling motor with an ERT™ power section that delivers extended operational hours, less aggressive rotation, and tighter curve sections. Using the new motor, an independent operator in the Permian drilled back-to-back record runs, including their fastest lateral section. The tool delivered 32% and 58% ROP improvement over Reagan County’s top five-performing wells. Following similar successes around North America, NOV is adding additional Series 50 motors to its rental fleet.

Grant Prideco’s newest connection, Delta™, completed its first commercial run. An independent E&P company in the Permian basin used 5 1⁄2-in. S-135 Delta 544 Grant Prideco™ drill pipe to drill one of their longest and fastest lateral wells in the area. The operator drilled a clean hole, eliminating casing run concerns and reducing the open hole friction factor from 0.34 to 0.24, a 30% reduction in torque and tension loads, to make it easier to reach total depth. The operator plans to continue using Grant Prideco 5 1⁄2-in. drill pipe with Delta connections. With such strong initial performance, the Company anticipates broader adoption of 5 1⁄2-in. drill pipe with Delta connections for horizontal land drilling.

An NOV customer set a record for the longest lateral drilled in the 8 3⁄4-in. section in Howard County, Texas using a ReedHycalog™ DS616M-T1 drill bit with Permian Series cutters and an Agitator™ system. The bit drilled 10,927 ft in 138 hr for an average rate of penetration of 79 ft/hr. The bit drilled 53% farther and 7% faster than the county’s top ten bit runs, motivating the customer to continue using this drill bit for their Midland Basin laterals.

NOV Tuboscope’s tubular inspections now feature the latest ultrasonic phased array technology. Tuboscope can now identify any transverse, longitudinal, and oblique flaws within the pipe body of oil country tubular goods simultaneously. With this new technology, Tuboscope can provide higher-resolution inspections at faster speeds with improved operational flexibility.

NOV opened a new plant in Abu Dhabi to provide Tuboscope™ TK™ Liner products to the Middle Eastern market. TK Liner products are glass-reinforced epoxy (GRE) liners designed to protect new and used oil country tubular goods and flow lines in corrosive environments. In its first quarter of operation, the plant delivered 350,000 ft of liner.

NOV received a multi-year integrated service contract to provide drilling fluids, solids control, and waste management for Mittelplate Island. Mittelplate is an artificial island for drilling and production in the middle of the Schleswig-Holstein Wadden Sea National Park in Northern Germany, making proper drilling waste treatment and disposal operation-critical.

Other Corporate Items

As of March 31, 2017, the Company had $1.48 billion in cash and cash equivalents and total debt of $3.21 billion. NOV had $4.5 billion available on its revolving credit facility as of March 31, 2017. The unsecured facility matures in September of 2018 and is subject to one primary covenant, a maximum debt-to-capitalization ratio of 60 percent. As of March 31, 2017, NOV had a debt-to-capitalization ratio of 18.7 percent.

First Quarter Earnings Conference Call

NOV will hold a conference call to discuss its first quarter 2017 results on April 27, 2017 at 8:00 AM Central Time (9:00 AM Eastern Time). Interested parties are invited to participate on the call by dialing +1 (844) 464-3148 or, if calling internationally, +1 (574) 990-9849 approximately ten minutes prior to the scheduled start time and asking for the “NOV Earnings Call.” The call will be broadcast simultaneously at www.nov.com/investors on a listen-only basis. A replay will be available on the website for 30 days.

About National Oilwell Varco

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry. NOV has been pioneering innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations since 1862. The depth and breadth of NOV’s offerings support customers’ full-field, drilling, completion, and production needs. NOV powers the industry that powers the world.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Revenue:
Rig Systems	$393	$926	$426
Rig Aftermarket	321	391	339
Wellbore Technologies	555	631	531
Completion & Production Solutions	648	558	602
Eliminations	(176)	(317)	(206)

Total revenue	1,741	2,189	1,692
Gross profit (loss) (1)	209	244	(459)
Gross profit (loss) %	12.0%	11.1%	(27.1%)

Selling, general, and administrative	306	433	307

Operating loss	(97)	(189)	(766)
Interest and financial costs	(25)	(25)	(25)
Interest income	4	5	4
Equity income (loss) in unconsolidated affiliates	—	(6)	(2)
Other income (expense), net	(11)	(21)	(16)

Loss before income taxes	(129)	(236)	(805)
Provision for income taxes	(9)	(118)	(88)

Net loss	(120)	(118)	(717)
Net income (loss) attributable to noncontrolling interests	2	1	(3)

Net loss attributable to Company	$(122)	$(119)	$(714)

Per share data:
Basic	$(0.32)	$(0.32)	$(1.90)

Diluted	$(0.32)	$(0.32)	$(1.90)

Weighted average shares outstanding:
Basic	376	375	376

Diluted	376	375	376

(1)	Gross profit excluding other items was $236 million and $300 million for the three months ended March 31, 2017 and 2016, respectively. Gross profit excluding other items was $235 million for the three months ended December 31, 2016. See GAAP to Non-GAAP reconciliation on page 9.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,479	$1,408
Receivables, net	1,978	2,083
Inventories, net	3,254	3,325
Costs in excess of billings	653	665
Other current assets	380	395

Total current assets	7,744	7,876

Property, plant and equipment, net	3,108	3,150
Goodwill and intangibles, net	9,532	9,597
Other assets	520	517

Total assets	$20,904	$21,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$388	$414
Accrued liabilities	1,512	1,568
Billings in excess of costs	363	440
Current portion of long-term debt and short-term borrowings	506	506
Accrued income taxes	83	119

Total current liabilities	2,852	3,047

Long-term debt	2,707	2,708
Other liabilities	1,360	1,382

Total liabilities	6,919	7,137

Total stockholders’ equity	13,985	14,003

Total liabilities and stockholders’ equity	$20,904	$21,140

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT (LOSS) – GAAP to Non-GAAP RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Revenue:
Rig Systems	$393	$926	$426
Rig Aftermarket	321	391	339
Wellbore Technologies	555	631	531
Completion & Production Solutions	648	558	602
Eliminations	(176)	(317)	(206)

Total revenue	$1,741	$2,189	$1,692

Operating profit (loss):
Rig Systems	$9	$67	$(81)
Rig Aftermarket	61	69	26
Wellbore Technologies	(57)	(91)	(439)
Completion & Production Solutions	8	(38)	(134)
Eliminations and corporate costs	(118)	(196)	(138)

Total operating profit (loss)	$(97)	$(189)	$(766)

Other items:
Rig Systems	$7	$52	$121
Rig Aftermarket	5	8	49
Wellbore Technologies	—	38	364
Completion & Production Solutions	15	34	151
Eliminations and corporate costs	—	9	9

Total other items	$27	$141	$694

Operating profit (loss) excluding other items:
Rig Systems	$16	$119	$40
Rig Aftermarket	66	77	75
Wellbore Technologies	(57)	(53)	(75)
Completion & Production Solutions	23	(4)	17
Eliminations and corporate costs	(118)	(187)	(129)

Total operating profit (loss) excluding other items	$(70)	$(48)	$(72)

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
Operating profit (loss) excluding other items:
Rig Systems	$16	$119	$40
Rig Aftermarket	66	77	75
Wellbore Technologies	(57)	(53)	(75)
Completion & Production Solutions	23	(4)	17
Eliminations and corporate costs	(118)	(187)	(129)

Total operating profit (loss) excluding other items	$(70)	$(48)	$(72)

Depreciation & amortization:
Rig Systems	$17	$18	$17
Rig Aftermarket	5	5	5
Wellbore Technologies	95	96	95
Completion & Production Solutions	54	52	52
Eliminations and corporate costs	4	4	5

Total depreciation & amortization	$175	$175	$174

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$33	$137	$57
Rig Aftermarket	71	82	80
Wellbore Technologies	38	43	20
Completion & Production Solutions	77	48	69
Eliminations and corporate costs	(114)	(183)	(124)

Total Adjusted EBITDA	$105	$127	$102

Adjusted EBITDA % (Note 1):
Rig Systems	8.4%	14.8%	13.4%
Rig Aftermarket	22.1%	21.0%	23.6%
Wellbore Technologies	6.8%	6.8%	3.8%
Completion & Production Solutions	11.9%	8.6%	11.5%

Total Adjusted EBITDA %	6.0%	5.8%	6.0%

Total Adjusted EBITDA:	$105	$127	$102
Other items in operating profit	(27)	(141)	(694)
Interest income	4	5	4
Equity income (loss) in unconsolidated affiliates	—	(6)	(2)
Other income (expense), net	(11)	(21)	(16)
Net (income) loss attributable to noncontrolling interest	(2)	(1)	3

EBITDA (Note 1)	$69	$(37)	$(603)

Reconciliation of EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(122)	$(119)	$(714)
Provision for income taxes	(9)	(118)	(88)
Interest expense	25	25	25
Depreciation & amortization	175	175	174

EBITDA	69	(37)	(603)
Other items in operating profit	27	141	694
Other items in other income (expense), net	10	6	12
EBITDA excluding other items (Note 1)	$106	$110	$103

NATIONAL OILWELL VARCO, INC.

GAAP to Non-GAAP (Adjusted) RECONCILIATION (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
GAAP net income (loss) attributable to Company	$(122)	$(119)	$(714)
Other Items:
Severance, inventory charges, facility closures and other	27	141	694
Fixed asset write-down	10	6	12

GAAP net income (loss) less pre-tax other items	(85)	28	(8)
Tax impact on other items	(12)	(49)	(224)
Tax items (Note 2)	34	—	175

Adjusted net income (loss) attributable to Company (Note 1)	(63)	(21)	(57)
Noncontrolling interest	2	1	(3)

Adjusted net income (loss) (Note 1)	$(61)	$(20)	$(60)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016
GAAP net income (loss) attributable to Company per share	$(0.32)	$(0.32)	$(1.90)
Other items:
Severance, inventory charges, facility closures and other	0.04	0.25	1.26
Fixed asset write-down	0.02	0.01	0.02
Tax items	0.09	—	0.47

Adjusted earnings (loss) per share (Note 1)	$(0.17)	$(0.06)	$(0.15)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2017
GAAP gross profit	$209	$244	$(459)
Other items included in gross profit	27	56	694

Adjusted gross profit (Note 1)	$236	$300	$235

GAAP selling, general, and administrative	$306	$433	$307
Other items included in selling, general, and administrative	—	(85)	—

Adjusted selling, general, and administrative (Note 1)	$306	$348	$307

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within, and these non-GAAP financial measures are not intended to replace GAAP financial measures. We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

Note 2: The excluded Tax Items are primarily valuation allowances booked on foreign tax credits because the Company is in a three-year cumulative tax loss position.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807
Loren.Singletary@nov.com